Exhibit 99.1

CareMax Enters Into Agreement to Sell Core Centers’ Assets

ClareMedica Health Partners to become “Stalking Horse” Bidder to Acquire CareMax’s Core Centers’ Assets

MIAMI – November 25, 2024 – CareMax, Inc. (NASDAQ: CMAX; CMAXW) (“CareMax” or the “Company”), a leading technology-enabled value-based care delivery system, today announced that it has entered into a “stalking horse” purchase agreement with ClareMedica Health Partners (“ClareMedica”), a leader in value-based primary care serving patients in Florida, pursuant to which ClareMedica will acquire CareMax’s core centers’ assets including a vast majority of CareMax’s operating clinics (the “Core Centers’ Assets”).

The transaction will be implemented pursuant to a previously announced prearranged chapter 11 plan supported and funded by 100 percent of CareMax’s current secured lenders (the “Prearranged Plan”). The sale of the Core Centers’ Assets is anticipated to be consummated simultaneously with CareMax’s Prearranged Plan.

CareMax has obtained Court approval to maintain business-as-usual operations to ensure the Company's medical centers and physician affiliates continue providing uninterrupted, high-quality care and service to all patients.

Court filings and additional information relating to CareMax’s court-supervised process can be found at https://cases.stretto.com/CareMax, a website administered by CareMax’s claims agent, Stretto, Inc. Information is also available by calling (855.314.3709) (Toll-Free) and (657.660.3550) (International).

Advisors

Sidley Austin LLP is serving as legal counsel to CareMax. Alvarez & Marsal North America, LLC is serving as financial advisor. Piper Sandler & Co. is serving as investment banker.

McGuireWoods LLP is serving as legal counsel and Ernst & Young LLP is serving as financial advisor to ClareMedica. Raymond James & Associates, Inc. is serving as investment banker to ClareMedica and its affiliates.

About CareMax

Founded in 2011, CareMax is a value-based care delivery system that utilizes a proprietary technology-enabled platform and multi-specialty, whole person health model to deliver comprehensive, preventative and coordinated care for its members. CareMax operates 46 clinical centers and employs approximately 1,100 employees who serve approximately 260,000 patients across all business lines. Through CareMax’s fully-integrated, Five-Star Quality rated health and wellness centers, CareMax is redefining healthcare across the country by reducing costs, improving overall outcomes and promoting health equity for seniors.
Learn more at www.caremax.com.

About Claremedica

Claremedica is a Florida-based primary care provider and national leader in patient care quality, outcomes, and experience. Claremedica’s proprietary care model integrates primary care,

Exhibit 99.1

specialty care, care management, social services and technology to keep patients living healthy, happy, and fully.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements include statements regarding the process and potential outcomes and timing of the Company’s chapter 11 proceedings, the Company’s expectations regarding the Prearranged Plan and the Court’s approval thereof, the Company’s expectations regarding the sale of Core Centers’ Assets, the Company’s ability to continue to operate as usual during the chapter 11 proceedings and the Company's ability to pay for continuing obligations. Words such as "anticipate," "believe," "budget," "contemplate," "continue," "could," "envision," "estimate," "expect," "guidance," "indicate," "intend," "may," "might," "plan," "possibly," "potential," "predict," "probably," "pro forma," "project," "seek," "should," "target," or "will," or the negative or other variations thereof, and similar words or phrases or comparable terminology, are intended to identify forward-looking statements. These forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this press release. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.

Important risks and uncertainties that could cause the Company's actual results and financial condition to differ materially from those indicated in forward-looking statements include, among others, the Company's future capital requirements and sources and uses of cash, including funds to satisfy its liquidity needs; the Company's ability to fund its planned operations and its ability to continue as a going concern; the adverse impact of the chapter 11 proceedings on the Company's business, financial condition, and results of operations; the Company's ability to maintain relationships with patients, employees, doctors, health plans and other key payers and other third parties as a result of the chapter 11 proceedings; the effects of the chapter 11 proceedings on the Company and the interests of various constituents, including holders of the Company's common stock; the Company's ability to obtain court approvals with respect to motions filed or other requests made to the Court throughout the course of the chapter 11 proceedings; risk associated with third-party motions in the chapter 11 cases; and the other risks and uncertainties described from time to time in the Company's filings with the United States Securities and Exchange Commission (the “SEC”). For a detailed discussion of the risk factors that could affect the Company's actual results, please refer to the risk factors identified in the Company's reports filed with the SEC. All information provided in this press release is as of the date hereof, and the Company undertakes no duty to update or revise this information unless required by law, and forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release.

Investor Relations / Media

Jude Gorman / Clayton Erwin / Olivia Sherman Collected Strategies

CareMax-CS@collectedstrategies.com